                                                                   EXHIBIT 4.2.3



                                   AMENDMENT NO. 1

     AMENDMENT NO. 1 dated as of December 31, 1997 to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 24, 1992, Amended and Restated as of October 1, 1996 among ENHANCE FINANCIAL SERVICES GROUP INC., the Banks signatory thereto and THE CHASE MANHATTAN BANK, as Administrative Agent.

                                 W I T N E S S E T H:

     WHEREAS, the Company, the Banks and the Agent are parties to the Amended and Restated Credit Agreement referred to above (the "CREDIT AGREEMENT") pursuant to which the Banks have agreed to extend credit to the Company as provided therein.

     WHEREAS, the Company has requested the Banks and the Administrative Agent to amend the Credit Agreement to increase the aggregate Commitments from $60,000,000 to $75,000,000.

     WHEREAS, the Bank and the Administrative Agent are agreeable to such amendment on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein it is hereby agreed as follows:

1.   DEFINITIONS.

     All terms defined in the Credit Agreement shall be used herein as defined in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

2.   AMENDMENTS AND AGREEMENT.

     (a)Section 1.01 of the Credit Agreement is hereby amended by restating it its entirety to read as follows:

                  "COMMITMENT' shall mean, as to each Bank, the obligation of such Bank to make Loans in an aggregate amount not exceeding the amount set forth opposite such Bank's name on the signature pages of Amendment No. 1 under the caption "Commitment" (as the same may be reduced at any time or from time to time pursuant to
          Section 2.03 hereof)."

     (b)Section 1.00 of the Credit Agreement is hereby amended by adding the following new definition in alphabetical order therein:

                  "AMENDMENT NO. 1' shall mean Amendment No. 1 to this Agreement dated as of December 31, 1997."

3.   REPRESENTATION AND WARRANTIES

     In order to induce the Bank and the Administrative Agent o make this Amendment, the Company hereby represents that:

     (a)the execution and delivery of this Amendment and the Notes and the performance of the Company thereunder and under the Credit Agreement as amended hereby (i) have been duly authorized by all necessary corporate action, will not violate any provision of law, or the Company's charter or by-laws, or result in the breach of or constitute a default, or require a consent, under any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property may be bound or affected, and (ii) each of this Amendment, the Notes and the Credit Agreement as amended hereby constitutes the legal, valid and biding obligation of the Company enforceable against the Company in accordance with its terms;

     (b)the representations and warranties in Section 7 of the Credit Agreement are true and correct as of the Closing Date (hereinafter defined) as if they were being made on such date; and

     (c)no Event of Default or event which with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing on the Closing Date.

4.   CONDITIONS OF EFFECTIVENESS

     This Amendment shall be effective (as of the date hereof) on the date when all of the following conditions shall have been met, and such date shall be the "Closing Date".

     (a)Counterparts of this Amendment shall have been executed by the Company, the Banks and the Administrative Agent;

     (b)Each Bank shall have received a replacement Note in the form of Exhibit A attached hereto, duly completed and executed by the Company;

     (c)The Administrative Agent shall have received copies of all corporate resolutions of the Company authorizing the execution and delivery of this Amendment and the Notes and the performance of the Company thereunder and under the Credit Agreement as hereby amended, certified as of the Closing Date by the Secretary or Assistant Secretary of the Company;

     (d)The Administrative Agent shall have received a certificate dated the Closing Date specifiying the names and tittles and including specimen signatures of the officers authorized to sign this Amendment and the Notes;


5.   MISCELLANEOUS

     (a)Except as specifically amended hereby, all the provisions of the Credit Agreement shall remain unamended and in full force and effect, and the term "Credit Agreement", and words of like import shall be deemed to refer to the Credit Agreement as amended by this Amendment unless otherwise provided herein or the context otherwise requires. Nothing herein shall affect the obligations of the Company under the Credit Agreement with respect to any period prior to the effective date hereof.

     (b)This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                              ENHANCE FINANCIAL SERVICES GROUP, INC.


                              By: /s/ Jeffrey A. Figurelli
                                 ----------------------------
                                   Name: Jeffrey A. Figurelli
                                   Title: Senior Vice President

COMMITMENT                                   THE CHASE MANHATTAN BANK,
                                             as Administrative Agent and a Bank
$30,000,000

                                             By: /s/ Heather A. Lindstrom
                                                ---------------------------
                                                Name: Heather A. Lindstrom
                                                Title: Vice President

COMMITMENT                                   FLEET NATIONAL BANK

$20,000,000
                                             By: /s/ Vijay Nazareth
                                                ----------------------------
                                                Name: Vijay Nazareth
                                                Title: Vice President

COMMITMENT                                   BANK OF TOKYO-MITSUBISHI TRUST
                                              COMPANY
$25,000,000
                                             By: /s/ J. Beckwith
                                                ---------------------------
                                                  Name: J. Beckwith
                                                  Title: Vice President

                                      EXHIBIT A

                           [Form of Revolving Credit Note]

                                   PROMISSORY NOTE


                                                               December 31, 1997
$____________                                                 New York, New York


          FOR VALUE RECEIVED, ENHANCE FINANCIAL SERVICES GROUP INC.,    a New
York corporation (the "COMPANY"), hereby promises to pay to _______________ (the "PAYEE"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, NY 10017, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Payee to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, interest rate and duration of Interest Period of each Revolving Credit Loan made by the Payee to the Company, and each payment made on account of the principal thereof, shall be recorded by the Payee on its books and, prior to any transfer of this Note, endorsed by the Payee on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Payee to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Payee.

          This Note is one of the Revolving Credit Notes referred to in the Amended and Restated Credit Agreement dated as of November 24, 1997 amended and restated as of October 1, 1996 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") among the Company, the Banks and The Chase Manhattan Bank, as Administrative Agent, and evidences Revolving Credit Loans made by the Payee thereunder. Terms used but not defined in this Notes have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

     Except as permitted by Sections 11.06(b) and 11.06(d) of the Credit Agreement, this Noted may not be assigned by the Payee to nay other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                        ENHANCE FINANCIAL SERVICES GROUP INC.


                                        By: __________________________
                                        Name:
                                        Title:

                           SCHEDULES OF REVOLVING CREDIT LOANS


This Note evidences Revolving Credit Loans made, Continued or Converted under the withindescribed Credit Agreement to the Company, on the dates, in the principal amounts, of the Types bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments and prepayments, Continuations, Conversions of principal set forth below:




                                                                           AMOUNT PAID,
DATE MADE,                    PRINCIPAL                     DURATION OF    PREPAID,            UNPAID
CONTINUED OR   TYPES OF       AMOUNT         INTEREST       INTEREST       CONTINUED OR        PRINCIPAL      NOTATION
CONVERTED      LOAN           OF LOAN        RATE           PERIOD         CONVERTED           AMOUNT         MADE BY



                                            2